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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (to register the additional shares available under the Plan) of our report dated August 4, 1998 relating to the financial statements, which appears in the Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 25, 1998. We also consent to the incorporation by reference of our report dated August 4, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP

San Jose, California
May 28, 1999